    As filed with the Securities and Exchange Commission on November 4, 1996

                                                Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              WTD INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

        Oregon                                              98-0832150
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

                      10260 S.W. Greenburg Road, Suite 900
                             Portland, Oregon 97223
          (Address of Principal Executive Offices, including zip code)

                   WTD INDUSTRIES, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                                ROBERT J. RIECKE
                                 General Counsel
                      10260 S.W. Greenburg Road, Suite 900
                             Portland, Oregon 97223
                                 (503) 246-3440
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------
                                    Copy to:
                               ROY W. TUCKER, ESQ.
                              SEHAR S. AHMAD, ESQ.
                                  Perkins Coie
                       1211 S.W. Fifth Avenue, Suite 1500
                             Portland, Oregon 97204
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

---------------------------- ----------------- ----------------------------- ----------------------------- ------------------
    Title of Securities        Amount to Be          Proposed Maximum              Proposed Maximum            Amount of
     to Be Registered         Registered(1)    Offering Price Per Share(2)   Aggregate Offering Price(2)   Registration Fee
---------------------------- ----------------- ----------------------------- ----------------------------- ------------------
  Common Stock, no par value per share:
   WTD Industries, Inc.
     1996 Stock Option Plan      525,000                   $1.86                       $976,500                  $295.91

============================ ----------------- ----------------------------- ----------------------------- ------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the WTD Industries, Inc. 1996 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share is estimated to be $1.86 based on the average of the high and low price reported for the Common Stock in the over-the-counter market on October 30, 1996 as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 filed with the Securities and Exchange Commission (the "Commission");

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996 filed with the Commission; and

                  (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 26, 1987 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as amended on Form 8 filed with the Commission on March 17, 1989 and including any amendment or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  Indemnification of Directors and Officers

         As an Oregon corporation the Registrant is subject to the Oregon Business Corporation Act (the "Act") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the Act, Article 7 of the Registrant's Fourth Restated Articles of
Incorporation (the "Articles") eliminates the liability of the Registrant's directors to the Registrant or its shareholders to the fullest extent permitted by the Act.

         Section 60.391 of the Act allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the Act, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. Section 60.394 of the Act mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to the Section 60.401 of the Act, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in Section 60.391 of the Act.

         Section 60.414 of the Act also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

     The Articles provide that the Registrant is required to indemnify its current and former directors and officers to the fullest extent permitted by law and may indemnify its current and former employees or agents. Indemnification Agreements executed by all directors and officers of the Registrant obligate the Registrant to indemnify such individuals for liabilities incurred by such individuals while serving as directors or officers of the Registrant.

Item 8.  Exhibits

     Exhibit
      Number               Description
     -------  ------------------------------------------------------------------
       5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1    Consent of Moss Adams LLP

      23.2    Consent of Perkins Coie
                (included in the opinion filed as Exhibit 5.1)

      99.1    WTD Industries, Inc. 1996 Stock Option Plan

Item 9.  Undertakings

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 4, 1996.

                                   WTD INDUSTRIES, INC.

                                   By:/s/Bruce L. Engel
                                      -----------------
                                      Bruce L. Engel
                                      President

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Bruce L. Engel and K. Stanley Martin and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 4, 1996.

               Signature                              Title

           /s/ Bruce L. Engel               President and Director
-------------------------------------------- (Principal Executive Officer)
               Bruce L. Engel

           /s/ K. Stanley Martin            Vice President-Finance and Director
-------------------------------------------- (Principal Financial Officer and
               K. Stanley Martin             Principal Accounting Officer)


           /s/ Robert J. Riecke             Vice President-Administration
--------------------------------------------   and Director
               Robert J. Riecke

           /s/ Scott Christie               Director
--------------------------------------------
               Scott Christie

           /s/ William H. Wright            Director
--------------------------------------------
               William H. Wright

           /s/ Richard W. Detweiler         Director
--------------------------------------------
               Richard W. Detweiler

                                INDEX TO EXHIBITS

     Exhibit                                                       Sequentially
      Number                      Description                      Numbered Page
     -------      -----------------------------------------------  -------------
        5.1       Opinion of Perkins Coie regarding legality of          7
                  the Common Stock being registered


       23.1       Consent of Moss Adams LLP                              8


       23.2       Consent of Perkins Coie (included in the opinion
                  filed as Exhibit 5.1)                                  9


       99.1       WTD Industries, Inc. 1996 Stock Option Plan           10

                                                                     Exhibit 5.1





                                November 4, 1996



WTD Industries, Inc.
10260 S.W. Greenburg Road, Suite 900
Portland, Oregon  97223

         Re: 525,000 Shares of Common Stock (no par value) of WTD Industries, Inc. (the "Company")

Gentlemen and Ladies:

         We have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration
Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission with respect to an aggregate of 525,000 shares of Common Stock, no par value of the Company (the "Shares"), which may be issued pursuant to the WTD Industries, Inc. 1996 Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         We are of the opinion that the Shares that will be issued upon the exercise of stock options granted pursuant to the Plan have been duly authorized and that, upon the receipt of the consideration therefor in accordance with the terms of the Plan and issuance thereof by the Company, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,


                                                                /s/Perkins Coie
                                                                ---------------
                                                                   PERKINS COIE

                                                                   Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to WTD Industries, Inc. 1996 Stock Option Plan with respect to the financial statements of WTD Industries, Inc. which appear in the WTD Industries, Inc. Annual Report on Form 10-K for the year ended April 30, 1996, filed with the Securities and Exchange Commission.

                                                             /s/ Moss Adams LLP
                                                             ------------------
                                                                 MOSS ADAMS LLP


Beaverton, Oregon
November 4, 1996

                                                                    Exhibit 23.2





                                November 4, 1996



WTD Industries, Inc.
10260 S.W. Greenburg Road, Suite 900
Portland, Oregon  97223

         Re: 525,000 Shares of Common Stock (no par value) of WTD Industries, Inc. (the "Company")

Gentlemen and Ladies:

         We have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the "Registration
Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission with respect to an aggregate of 525,000 shares of Common Stock, no par value of the Company (the "Shares"), which may be issued pursuant to the WTD Industries, Inc. 1996 Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         We are of the opinion that the Shares that will be issued upon the exercise of stock options granted pursuant to the Plan have been duly authorized and that, upon the receipt of the consideration therefor in accordance with the terms of the Plan and issuance thereof by the Company, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,


                                                                /s/Perkins Coie
                                                                ---------------
                                                                   PERKINS COIE

                                                                    Exhibit 99.1




                              WTD INDUSTRIES, INC.

                             1996 STOCK OPTION PLAN




                               SECTION 1. PURPOSE


         The purpose of the WTD Industries, Inc. 1996 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of WTD Industries, Inc., an Oregon corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.


                             SECTION 2. DEFINITIONS


         For purposes of the Plan, the following terms shall be defined as set forth below:

2.1      Award


         "Award" means an award or grant of Nonqualified Stock Options made to a Participant pursuant to the Plan.

2.2      Board


         "Board" means the Board of Directors of the Company.

2.3      Cause


         "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4      Code


         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5      Common Stock


         "Common Stock" means the common stock, no par value, of the Company.

2.6      Disability


         "Disability" means "disability" as that term is defined for purposes of the Company's Long Term Disability Plan or other similar successor plan applicable to salaried employees.

2.7      Exchange Act


         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.8      Fair Market Value


         "Fair Market Value" shall be as established in good faith by the Plan Administrator or, if the Common Stock is listed on the Nasdaq National Market, the last reported sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.9      Grant Date


         "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.10     Holder


         "Holder" means the Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 8.

2.11     Nonqualified Stock Option


         "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 that does not qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.12     Option


         "Option"  means  the  right  to  purchase  Common  Stock  granted under
Section 7.

2.13     Participant


         "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.14     Plan Administrator


         "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.15     Securities Act


         "Securities Act" means the Securities Act of 1933, as amended.

2.16     Subsidiary


         "Subsidiary" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

                            SECTION 3. ADMINISTRATION


3.1      Plan Administrator


         The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2      Administration and Interpretation by the Plan Administrator


         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan
Administrator may delegate administrative duties to such of the Company's officers as it so determines.


                      SECTION 4. STOCK SUBJECT TO THE PLAN


4.1      Authorized Number of Shares


         Subject to adjustment from time to time as provided in Section 9.1, a maximum of 525,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2      Limitations


         Subject to adjustment from time to time as provided in Section 9.1, not more than 50,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, except that the Plan Administrator may make additional onetime grants of up to 100,000 shares to newly hired Participants, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3      Reuse of Shares


         Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY


         Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.


                                SECTION 6. AWARDS


6.1      Form and Grant of Awards


         The  Plan  Administrator   shall  have  the  authority,   in  its  sole
discretion, to determine the Awards to be made under the Plan. Such Awards shall consist of Nonqualified Stock Options.

6.2      Acquired Company Awards


         Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.


                          SECTION 7. AWARDS OF OPTIONS


7.1      Grant of Options


         The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Nonqualified Stock Options.

7.2      Option Exercise Price


         The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 85% of the Fair Market Value of the Common Stock on the Grant Date.

7.3      Term of Options


         The  term  of  each  Option  shall  be  as   established  by  the  Plan
Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4      Exercise of Options


         The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder's Continuous Employment or Service
      With the Company or Its Subsidiaries              Percent of Total Option
           From the Option Grant Date                     That Is Exercisable
--------------------------------------------------      ------------------------
                      After 6 months                             20%
                       After 1 year                              40%
                       After 2 years                             60%
                       After 3 years                             80%
                       After 4 years                            100%


         To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5      Payment of Exercise Price


         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator at any time determines otherwise, a combination of cash and/or check: if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, or by such other consideration as the Plan Administrator may permit.

7.6      Post-Termination Exercises


         The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

         In case of termination of the Holder's employment or services, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within one year if the termination of the Holder's employment or services is coincident with Disability or (b) within one month after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to Section 8 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended


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pending an  investigation of whether the Holder shall be  terminated  for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

         A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.


                            SECTION 8. ASSIGNABILITY


         No Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.


                             SECTION 9. ADJUSTMENTS


9.1      Adjustment of Shares


         The aggregate number and class of shares for which Options may be granted under the Plan, the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, the number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

9.2      Cash, Stock or Other Property for Stock


         Except as provided in Section 9.3, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted hereunder shall terminate, but the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Participant's Option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

9.3      Conversion of Options on Stock for Stock Exchange


         If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock, unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of Section 9.2. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. In any such transaction, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or a mere reincorporation or the creation of a holding company, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

9.4      Fractional Shares


         In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

9.5      Determination of Board to Be Final


         All Section 9 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.6      Further Adjustment of Awards


         Subject to Sections 9.2 and 9.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

9.7      Limitations


         The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                             SECTION 10. WITHHOLDING

         The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.


                  SECTION 11. AMENDMENT AND TERMINATION OF PLAN


11.1     Amendment of Plan


         The Plan may be amended only by the Board as it shall deem advisable; however, to the extent required for compliance with any applicable law or regulation, shareholder approval will be required for any amendment that will
(a) increase the total number of shares as to which Options may be granted under the Plan or (b) otherwise require shareholder approval under any applicable law or regulation.

11.2     Termination of Plan


         The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date.


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
11.3     Consent of Holder


         The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.


                               SECTION 12. GENERAL


12.1     Award Agreements


         Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

12.2     Continued Employment or Services; Rights in Awards


         None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

12.3     Registration; Certificates for Shares


         The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

         Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non issuance or sale of such shares as to which such requisite authority shall not have been obtained.

12.4     No Rights as a Shareholder


         No Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

12.5     Compliance With Laws and Regulations


         Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.


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
12.6     No Trust or Fund


         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

12.7     Severability


         If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.


                           SECTION 13. EFFECTIVE DATE


         The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

         Adopted by the Board on August 20, 1996 and approved by the Company's shareholders on October 21, 1996.


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